Kayne Anderson Energy Development Company and Tortoise Capital Resource Corporation Announces Formation of Millennium Midstream Partners, LP

HOUSTON, TX -- 12/28/2006 -- (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") and Tortoise Capital Resource Corporation ("Tortoise") announced today the formation of Millennium Midstream Partners, LP (the "Partnership"), a non-traded limited partnership. The Partnership was formed to acquire the assets of Millennium Midstream Energy, LLC and its affiliates ("MME"), which consist of gathering, processing and pipeline assets in Texas and Louisiana. The former owners of MME will own 100% of the general partner of the Partnership and 100% of the Partnership's subordinated units. MME's existing management team, including John O'Shea and Kevin Coxon, will continue to serve in their current capacities.

In conjunction with the formation of the Partnership, the Company made a $47.5 million equity investment. As part of this investment, the Company received 2,375,000 common units, which represents a 39% limited partnership interest. Tortoise and a Wells Fargo company have also acquired common units of the Partnership, representing, in total, an 18% limited partnership interest.

The securities have not been registered under the Securities Act of 1933, as amended, (the "Securities Act"), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

This press release does not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction. A registration statement relating to these securities was filed with and has been declared effective by the Securities and Exchange Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains statements, estimates or projections that may constitute "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect, "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the company's historical experience and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements. There is no assurance that the Company's investment objectives will be attained.

Contacts:

KA Fund Advisors, LLC
David Shladovsky
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
(800) 231-7414

or

Kayne Anderson Energy Development Company
www.kaynebdc.com
(888) 533-1232